UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): February 1, 2007

ENERGYSOUTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-42057	58-2358943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Dauphin Street
Mobile, Alabama	36606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(251) 450-4774
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     EnergySouth, Inc. (the “Company”) entered into a Restoration Pension Plan Agreement with C.S. “Dean” Liollio dated as of February 1, 2007 and effective as of August 1, 2006 (the “Pension Plan Agreement”). The Pension Plan Agreement was made in accordance with the Employment Agreement, also effective as of August 1, 2006, made by the Company with Mr. Liollio on October 27, 2006 (the “Employment Agreement”), and includes the provisions specified in the Employment Agreement. The Employment Agreement, a copy of which was filed with the Company’s Current Report on Form 8-K dated October 27, 2006, replaced with certain additions and modifications a Letter Agreement made on June 26, 2006 by the Company and Mr. Liollio, a copy of which Letter Agreement was filed with the Company’s Current Report on Form 8-K dated June 26, 2006.
     The foregoing description of the Pension Plan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Pension Plan Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Restoration Pension Plan Agreement, dated as of February 1, 2007 and effective as of August 1, 2006, between EnergySouth, Inc. and C.S. “Dean” Liollio
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

ENERGYSOUTH, INC.
Date: February 6, 2007	By:	/s/ G. Edgar Downing, Jr.
G. Edgar Downing, Jr.
Secretary

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